                                                               Exhibit 23







                     CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and
the Retirement Committee
Ceridian Corporation:

We consent to incorporation by reference in the registration statements (No. 33-56833, 33-15920, No. 2-81865, and No. 2-93345) on Form S-8 of
Ceridian Corporation of our report dated May 19, 1997, relating to the statements of net assets available for benefits with fund information of the Ceridian Corporation Personal Investment Plan as of December 31, 1996 and 1995, and the related statement of changes in net assets available for benefits with fund information and related supplemental schedules for the year ended December 31, 1996 which report appears elsewhere in this December 31, 1996 annual report on Form 11-K of the Ceridian Corporation Personal Investment Plan.




                                        /s/ KPMG Peat Marwick LLP




Minneapolis, Minnesota
June 26, 1997






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